Exhibit 4.2

TO BE IN THE FORM OF A BANKNOTE CERTIFICATE

CUSIP No. 554225 12 8

        THIS WARRANT IS GOVERNED BY AND SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE WARRANT AGREEMENT. A COPY OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON REQUEST FROM MACATAWA BANK CORPORATION OR THE WARRANT AGENT.

Warrant to Purchase Common Stock of Macatawa Bank Corporation

        This Warrant (the “Warrant”) is issued to _____________________________, or his, her or its registered assigns (the “holder”) by Macatawa Bank Corporation, a Michigan corporation (the “Company”), on the date set forth on this certificate. This Warrant is issued pursuant to that certain Warrant Agreement, dated June 16, 2009 and as amended July 27, 2009 (the “Warrant Agreement”), between the Company and Registrar and Transfer Company, a New Jersey corporation (the “Warrant Agent”) and in furtherance of that certain Settlement and Release and Stock and Warrant Issuance Agreement, dated November 12, 2008, as amended by the First Amended Settlement and Release Agreement and Stock and Warrant Issuance Agreement dated January 30, 2009, as further amended by the Second Amendment to the Settlement and Release Agreement and Stock and Warrant Issuance Agreement dated April 30, 2009, in settlement of the lawsuit pending in the United States District Court for the Western District of Michigan, entitled In re Trade Partners, Inc. Investor Litigation, Case No. 1:07-MD-1846-RHB, and the lawsuit pending in the Kent County Circuit Court in Grand Rapids, Michigan, entitled Giese et al. v. Macatawa Bank Corp et al., Case No. 06-11707-CZ.

        1.        Definitions. All capitalized terms not defined herein shall have the meanings ascribed to them in the Warrant Agreement.

        2.        Purchase Shares. Subject to the terms and conditions hereinafter set forth, the holder is entitled, upon surrender of this Warrant to the Warrant Agent, to purchase from the Company up to that number of fully paid and non-assessable shares of the Company’s Common Stock equal to the number of Warrants set forth above. The number of shares of Common Stock issuable pursuant to this Section 2 shall be subject to adjustment pursuant to Section 8 of the Warrant Agreement.

        3.        Exercise Price. The purchase price for each Warrant Share shall be $9.00 per share, as adjusted from time to time pursuant to Section 8 of the Warrant Agreement (the “Exercise Price”). All payments shall be made in lawful money of the United States of America by certified or official bank check or checks payable to the order of the Company or by wire transfer.

        4.        Exercise Period. This Warrant shall be exercisable, in whole or in part, on any Business Day, from and after the later of (a) July 28, 2010, and (b) the Effective Date of the Registration Statement and until 5:00 p.m., Holland, Michigan time, on the fifth anniversary of the later of (a) or (b), as such period may be extended pursuant to the terms of the Warrant Agreement (the “Exercise Period”).

        5.        Method of Exercise. While this Warrant remains outstanding and during the Exercise Period, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by: (a) the surrender of this Warrant, together with a duly executed copy of the form of Notice of Election (attached to this Warrant), to the Warrant Agent at its principal offices; and (b) the payment to the Warrant Agent for the account of the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased in any manner permitted in the Warrant Agreement.

        6.        Certificates for Warrant Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the Notice of Election. In case the holder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the holder of this Warrant.

        7.        No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares, the Company shall make a cash payment for such fractional shares or scrip on the basis of the Trading Price determined as of the date of exercise.

        8.        No Shareholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a shareholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 8 shall limit the right of the holder to be provided the notices required under the Warrant Agreement.

        9.        Transfers of Warrant, Subject to compliance with applicable federal and state securities laws, this Warrant and all rights (but only with all related obligations) under this Warrant are transferable in whole or in part by the holder. The transfer shall be recorded on the books of the Company upon (a) the surrender of this Warrant, properly endorsed, or as otherwise provided for in Section 3 of the Warrant Agreement, to the Warrant Agent at its principal offices, and (b) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

        10.        Successors and Assigns. The terms and provisions of this Warrant and the Warrant Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

        11.        Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Warrant Shares purchased under this Warrant at the time outstanding (including securities into which such Warrant Shares have been converted), each future holder of all such Warrant Shares, and the Company.

        12.        Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (a) upon personal delivery, (b) five (5) days after deposit in the mail, postage prepaid, first class mail, or (c) one (1) day after deposit with a recognized overnight courier, postage prepaid. Notices to the Company shall be sent to 10753 Macatawa Drive, Holland, Michigan 49424 (or at such other place as the Company shall notify the holder hereof in writing). Notices to the holder shall be sent to the address of the holder in the Warrant Register. Notices to the Warrant Agent shall be sent to 10 Commerce Drive, Cranford, New Jersey 07016, Attn: Dan Flynn (or such other address as the Warrant Agent shall indicate in a notice to the Company and the holder).

        13.        Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

        14.        Governing Law. The terms and conditions of this Warrant shall be governed, construed, interpreted, and enforced in accordance with the domestic laws of the State of Michigan, without regard to its conflict of laws principles.

        15.        Warrant Agreement. This Warrant is governed by and subject to the terms and conditions contained in the Warrant Agreement. In the event of a conflict between the provisions of the Warrant Agreement and this Warrant, the provisions of the Warrant Agreement shall govern. A copy of the Warrant Agreement may be obtained at no cost upon request from the Company at its principal office or from the Warrant Agent.

        IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Warrant to be executed by their duly authorized officers.

Macatawa Bank Corporation
By:
Ronald L. Haan
Chief Executive Officer and Secretary

COUNTERSIGNED AND REGISTERED: Registrar and Transfer Company, as Warrant Agent (Cranford, NJ)
By:
Authorized Officer

MACATAWA BANK CORPORATION
WARRANT NOTICE OF EXERCISE

To:	Registrar and Transfer Company 10 Commerce Drive Cranford, New Jersey 07016

        1.        The undersigned hereby elects to purchase ___________________ shares of Common Stock of Macatawa Bank Corporation, a Michigan corporation (the “Company”), pursuant to the terms of the attached Warrant and the Warrant Agreement referenced in such Warrant. To the extent the undersigned is not exercising this Warrant in full, please reissue and return to the undersigned a new Warrant to purchase the remaining number of shares of Common Stock.

        2.        Payment of the Exercise Price per share required under such Warrant accompanies this notice in the amount of $________________ by means of:

_____	wire transfer of immediately available funds to the Warrant Agent for the account of the Company,

_____	certified or official bank check or checks to the order of the Company, or

_____	surrender of the right to receive Warrant Shares having an aggregate Trading Price determined as of the date hereof equal to the aggregate Exercise Price.

Signature: __________________________ Print Name: _________________________ SSN: ______________________________ Address: ___________________________ __________________________________	Name in Which Shares Are to be Registered: Name: _____________________________ SSN: ______________________________ Address: ___________________________ __________________________________

Date: _____________________

        Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

Signature Guaranteed by: __________________________________________________________________

MACATAWA BANK CORPORATION
WARRANT TRANSFER

To:	Registrar and Transfer Company 10 Commerce Drive Cranford, New Jersey 07016

        For value received, the undersigned hereby sells, assigns and transfers unto ________________________________________________ the right to purchase _____________________________ (____________) shares of Common Stock, no par value, of Macatawa Bank Corporation, a Michigan corporation (the “Corporation”) pursuant to the attached Warrant and does hereby irrevocably constitute and appoint Registrar and Transfer Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer the Warrant, or such portion as is transferred hereby, on the books of the Corporation. The undersigned requests that the Registrar and Transfer Company issue to the transferee a Warrant certificate evidencing such transfer and to issue to the undersigned a new Warrant evidencing the right to purchase Common Stock for the balance not so transferred, if any.

Signature: __________________________ Print Name: _________________________ SSN: ______________________________ Address: ___________________________ __________________________________	Name in Which Shares Are to be Registered: Name: _____________________________ SSN: ______________________________ Address: ___________________________ __________________________________

Date: _____________________

        Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-l5 of the Securities Exchange Act of 1934, as amended.

Signature Guaranteed by: __________________________________________________________________